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                                                                    Exhibit 23.8

                                    CONSENT



     The undersigned hereby consents to being named a nominee to become a member of the board of directors of Mediacom Communications Corporation ("Mediacom") upon the completion of Mediacom's public offering in Mediacom's Registration Statement on Form S-1 (File No.: 333-90879).


                                  /s/ Natale S. Ricciardi
                              ------------------------------
                              Name:   Natale S. Ricciardi



Dated: December 20, 1999